SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2008

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive
Waco, Texas 76712
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to FirstCity Revolving Credit Agreement.

On February 5, 2008, FirstCity Financial Corporation (“FirstCity”) and Bank of Scotland, as agent for the lenders and as lender, entered into Amendment and Consent No. 16 dated February 4, 2008, which (i) amended Section 7.1(a) of the Revolving Credit Agreement dated November 12, 2004 (the “Credit Agreement”) to delete the requirement that FirstCity deliver the monthly financial statements and Section 7.1(e)of the Credit Agreement to provide that in the event that FirstCity fails to timely file a Form 10Q with the SEC that FirstCity will deliver to the agent and each lender a consolidated and consolidating balance sheet of FirstCity and other related statements for operations as of  the end of the quarterly period to which such Form 10Q applies, and (ii) consented to the extension of the FirstCity Stock Purchase Program to August 30, 2009, to the increase of shares under the program by 500,000 from 1,000,000 to 1,500,000, and to the application of up to $5,444,230.83 after February 1, 2008 of working capital loan proceeds under the Credit Agreement or other available cash toward payment of the price of the Buyback and to use of Subordinated Debt under the Subordinated Credit Agreement with BOS (USA) Inc. toward payment of the price of the Buyback in excess of such amount.  The foregoing description of Amendment and Consent No. 16 is qualified in its entirety by reference to the full text of Amendment and Consent No. 16 attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Amendment and Consent No. 16 also provided for the waiver of defaults by FirstCity related to the failure to deliver monthly financial statements as required under the Credit Agreement.

On November 8, 2007, FirstCity filed a Form 8-K disclosing that FirstCity and Bank of Scotland had entered into a letter agreement dated October 31, 2007, which amended Section 9.19 of the Credit Agreement to extend the time period to deliver documents evidencing and effecting a closing of the subordinate debt facility between FirstCity and BoS (USA) Inc. contemplated by the Subordinated Credit Agreement from October 31, 2007, to November 16, 2007.  Those conditions were satisfied on or prior to November 16, 2007.

Amendment to FirstCity Subordinated Delayed Draw Credit Agreement.

On February 5, 2008, FirstCity Financial Corporation (“FirstCity”) and BoS (USA) Inc., as agent for the lenders and as lender, entered into Amendment and Consent No. 3 dated February 4, 2008, which amended which (i) amended Section 7.1(a) of the Subordinated Delayed Draw Credit Agreement dated as of September 5, 2007 (the “Subordinated Credit Agreement”) to delete the requirement that FirstCity deliver monthly financial statements and Section 7.1(e)of the Subordinated Credit Agreement to provide that in the event that FirstCity fails to timely file a Form 10Q with the Securities and Exchange Commission that FirstCity will deliver to the agent and each lender a consolidated and consolidating balance sheet of FirstCity and its affiliates and other related statements for operations as of the end of the quarterly period to which such Form 10Q applies, and (ii) consented to the extension of the FirstCity Stock Purchase Program to August 30, 2009, to the increase of shares under the program by 500,000 from 1,000,000 to 1,500,000, and to the application of up to $5,444,230.83 after February 1, 2008 of working capital loan proceeds under the Revolving Credit Agreement with the Bank of Scotland or other available cash toward payment of the price of the Buyback and to use of Subordinated Debt under the Subordinated Credit Agreement toward payment of the price of the Buyback in excess of such amount.  The foregoing description of Amendment and Consent No. 3 is qualified in its entirety by reference to the full text of Amendment and Consent No. 3 attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

Amendment and Consent No. 3 also provided for the waiver of defaults by FirstCity related to the failure to deliver monthly financial statements as required under the Credit Agreement.

FirstCity reported in FirstCity’s Form 8-K filed on November 8, 2007, that FirstCity and BoS (USA) Inc. had entered into a letter agreement dated and effective October 31, 2007, which amended Section 6 of the Subordinated Credit Agreement to extend the time period to deliver documents evidencing and effecting a closing of the subordinate debt facility between FirstCity and BoS (USA) Inc. contemplated by the Subordinated Credit Agreement from October 31, 2007, to November 16, 2007.  Those conditions were satisfied on or prior to November 16, 2007.  FirstCity reported on the Subordinated Credit Agreement in the Company’s Form 8-K filed September 10, 2007.

Nature of Material Relationship with Bank of Scotland.

FirstCity has had a significant relationship with Bank of Scotland and The Governor and The Company of the Bank of Scotland (“BoS-UK”) and their subsidiaries since September 1997. FirstCity and its wholly-owned subsidiaries have entered into loan agreements with Bank of Scotland, BoS (USA) Inc. and BoS-UK from time to time since 1997.

Since December 2002, the Bank of Scotland has provided to FirstCity and its subsidiaries a loan facility under the Revolving Credit Agreement consisting of (i) a revolving acquisition loan facility providing for a maximum principal balance of loans outstanding at any time of $45,000,000, and (ii) a revolving loan facility in the maximum principal amount of $5,000,000 for corporate purposes. This facility is secured by all of the assets of FirstCity and certain of its wholly-owned subsidiaries and is guaranteed by certain of the wholly-owned subsidiaries.  The outstanding balances under this facility were converted to loans under the revolving credit agreement between FirstCity and the Bank of Scotland dated November 12, 2004, which amended and restated the revolving loan facility and increased the loan facility to a maximum loan amount of $96,000,000.  This revolving facility was most recently amended on August 22, 2007, to increase the maximum available commitment under the revolving credit facility from $175,000,000 to $225,000,000.

On August 26, 2005, FH Partners LLC, an indirect wholly-owned affiliate of FirstCity, and Bank of Scotland entered into a Revolving Credit Agreement (the “FHP Revolving Credit Agreement”) which provided a $50,000,000 revolving loan facility to be used to finance portfolio and asset purchases made by FH Partners LLC.  The FHP Revolving Credit Agreement was amended on August 22, 2007, to increase the maximum loan amount under the revolving loan facility to $100,000,000.  The FHP Revolving Credit Agreement is secured by all of the assets of FH Partners LLC. The obligations of FH Partners LLC under the FHP Revolving Credit Agreement are guaranteed by FirstCity and the primary wholly-owned subsidiaries of FirstCity.

On September 5, 2007, FirstCity and BoS (USA), Inc. entered into a Subordinated Delayed Draw Credit Agreement (the “Subordinated Credit Agreement”) which provides a $25,000,000 loan facility to FirstCity.  This $25,000,000 loan facility can be used to finance equity investments in new ventures approved by BoS (USA) Inc. to be funded under the facility, the senior debt and equity portion of portfolio and asset purchases, to provide for the issuance of letters of credit and for working capital loans.  The Subordinated Credit Agreement is secured by all of the assets of FirstCity and certain of its wholly-owned subsidiaries and is guaranteed by certain of the wholly-owned subsidiaries.

In December 2002, in connection with an exchange offer to the holders of FirstCity’s New Preferred Stock, BoS-UK provided a non-recourse loan in the amount of $16,000,000 to FirstCity, which was used to pay the cash portion of the exchange offer to the holders of the New Preferred Stock, to pay expenses of the exchange offer and recapitalization, and to reduce FirstCity’s debt to Bank of Scotland and BoS (USA) Inc. (the “Senior Lenders”).  The $16,000,000 loan was secured by a 20% interest in Drive Financial Services LP (“Drive”) (64.51% of FirstCity’s remaining 31% interest in Drive) and other assets of FirstCity Consumer Corporation (“Consumer Corp.”) as were necessary and only to the extent to allow BoS-UK to realize the security interest in the 20% interest in Drive. In connection with the $16,000,000 loan, FirstCity agreed to pay a contingent fee to BoS-UK equal to 20% of all amounts received by FirstCity and Consumer Corp. upon any sale of the 20% interest in Drive or any receipt of distributions from Drive related to the 20% ownership interest, once such payments exceeded $16,000,000 in the aggregate.  The outstanding principal and accrued interest of $16,003,947 under the $16,000,000 loan was paid in full on November 1, 2004, in connection with the sale of the 31% beneficial interest in Drive.

On November 1, 2004, FirstCity and certain of its subsidiaries completed the sale of a 31% beneficial ownership interest in Drive and its general partner, Drive GP LLC, to IFA Drive GP Holdings LLC (“IFA-GP”), IFA Drive LP Holdings LLC (“IFA-LP”) and Drive Management LP (“MG-LP”) for a total purchase price of $108,478,300 in cash, which resulted in distributions and payments to FirstCity and Consumer Corp. in the aggregate amount of $86,800,000 in cash, from various sources. As is noted above, the proceeds of the sale were used in part to pay indebtedness owed to the Senior Lenders and BoS-UK.

BoS (USA) Inc. has a warrant to purchase 425,000 shares of FirstCity’s voting Common Stock at $2.3125 per share, which is subject to adjustment in the number of shares in the event of certain changes in the Common Stock, grants of options or issuance of convertible securities by FirstCity or certain corporate changes or reorganizations.  The warrant will expire on August 31, 2010, if it is not exercised prior to that date.

Item 5.02 Appointment of Certain Officers.

(c) On February 1, 2008, the Board of Directors of FirstCity Financial Corporation (“FirstCity”) elected  Jim W. Moore, age 57, as Executive Vice President of FirstCity and as Treasurer of FirstCity to fill the vacancy created by the resignation of James C. Holmes as Treasurer effective as of February 1, 2008, to serve in those capacities until the next annual board meeting.  Mr. Moore was also appointed as chief operating officer of FirstCity until the next annual board meeting.  Mr. Moore spent the past seven years with Santander Consumer USA Inc., formerly known as Drive Financial Services LP, a national subprime auto indirect lender.  Mr. Moore served in various capacities with Santander Consumer USA Inc including Director of Securitizations, Chief Financial Officer, and Treasurer.  Mr. Moore will receive an annual salary of $300,000, reimbursement for country club dues in the amount of $3,727.20 per year and will be entitled to participate in other plans and benefits that are available generally to all salaried employees.

Section 7- Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 1, 2006, FirstCity Financial Corporation (“FirstCity”) issued a press release (“February 1, 2008 Press Release”) announcing that Jim W. Moore had been elected as Executive Vice President of FirstCity and as Treasurer of FirstCity to fill the vacancy created by the resignation of James C. Holmes as Treasurer effective as of February 1, 2008 and that Mr. Moore will also serve as chief operating officer of FirstCity.  A copy of this February 1, 2008 Press Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The February 1, 2008 Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the February 1, 2008 Press Release is qualified in its entirety by reference to the full text of Exhibit 99.1.

On February 5, 2006, FirstCity Financial Corporation issued a press release (“February 5, 2008 Press Release”) announcing that Jim W. Moore had been elected as Executive Vice President of FirstCity and as Treasurer of FirstCity to fill the vacancy created by the resignation of James C. Holmes as Treasurer effective as of February 1, 2008 and that Mr. Moore will also serve as chief operating officer of FirstCity.  A copy of this February 5, 2008 Press Release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.  The February 5, 2008 Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the February 5, 2008 Press Release is qualified in its entirety by reference to the full text of Exhibit 99.2.

Pursuant to General Instruction B.2 of Form 8-K, the information in Item 7.01 this Form 8-K, including the exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of FirstCity, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

The information contained in the press releases is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time.

FirstCity undertakes no duty or obligation to publicly update or revise the information contained in this report, although FirstCity may do so from time to time as management of the Company believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

                (d)           Exhibits.  Pursuant to General Instructions B.2 of Form 8-K, Exhibit 99.1 and Exhibit 99.2  relating to Item 7.01 are furnished with this Form 8-K.

10.1 Amendment and Consent No. 16 dated February 4, 2008 between FirstCity Financial Corporation and Bank of Scotland

10.2. Amendment and Consent No. 3 dated February 4, 2008 between FirstCity Financial Corporation and BoS (USA) Inc.

99.1 - Press release of the Company, dated February 1, 2008

99.2 - Press release of the Company, dated February 6, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: February 11, 2008	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1 Amendment and Consent No. 16 dated February 4, 2008 between FirstCity Financial Corporation and Bank of Scotland

10.2. Amendment and Consent No. 3 dated February 4, 2008 between FirstCity Financial Corporation and BoS (USA) Inc.

99.1 - Press release of the Company, dated February 1, 2008

99.2 - Press release of the Company, dated February 6, 2008